UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 7, 2008 (December 31, 2007)

Date of Report (Date of earliest event reported)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Section 409A of the Internal Revenue Code (“Section 409A”) imposes significant adverse tax consequences on individual income taxpayers who were granted stock options that were unvested as of December 31, 2004 (or had vested in full by December 31, 2004 but were materially modified after October 3, 2004) and that have an exercise price of less than the fair market value of the underlying common stock on the date of grant (“discount stock options”). These tax consequences include income tax at vesting, an additional 20% federal tax and interest charges. In addition, the issuer of discount stock options must comply with certain reporting and withholding obligations under Section 409A.

These adverse tax consequences can be avoided for unexercised discount stock options if the option holder irrevocably elects to amend their discount stock options to increase the exercise price of such options to the fair market value of the underlying common stock on the date of grant or to exercise such options in predetermined years.

In connection with the historic stock option review of BEA Systems, Inc. (the “Company”), as more fully described in the Company’s Form 10-K for the fiscal year ending January 31, 2007, it was determined that under applicable accounting principles the actual measurement dates for certain stock options differed from the recorded measurement dates for such stock options. In many instances, these stock options were determined to be discount stock options. Accordingly, certain recipients of these discount stock options would be subject to the adverse tax consequences, and the Company would be subject to the reporting and withholding obligations, imposed by Section 409A.

In order to address the adverse tax consequences of Section 409A, the Company permitted certain of its named executive officers, as well as certain other Section 16 officers, to make the elections described above, effective December 31, 2007, with respect to discount stock options that were granted to these individuals prior to the time they became Section 16 officers.

Specifically, effective December 31, 2007, Mark P. Dentinger, Executive Vice President and Chief Financial Officer, and Mark T. Carges, Executive Vice President, Business Interaction Division, elected to increase the exercise price of certain discount stock options granted to them prior to the time they became Section 16 officers to the fair market value on the date of grant as determined in connection with the Company’s stock option review. Mr. Dentinger made this election with respect to grants of (i) 14,584 shares to amend the exercise price from $4.1625 per share to $5.15 and (ii) 30,556 shares to amend the exercise price from $9.0225 per share to $12.03. Mr. Carges made this election with respect to a grant of 50,000 shares to amend the exercise price from $6.65 per share to $7.08. Mr. Carges made his election pursuant to a Stock Option Exercise Price Increase Election Form, in substantially the form incorporated herein by reference as Exhibit 10.1 (with changes in the form to make the election effective December 31, 2007 and to delete the contingent election given that the options were determined to be discount stock options in connection with the Company’s stock option review). Mr. Dentinger made his elections pursuant to a Stock Option Election Form for Individuals who Exercised Discount Options in 2006, in substantially the form incorporated herein by reference as Exhibit 10.2 (with changes in the form to make the election effective December 31, 2007 and to delete the contingent election given that the options were determined to be discount stock options in connection with the Company’s stock option review).

In addition, also effective December 31, 2007, Mr. Carges elected to exercise certain discount stock options in specified years, or earlier upon separation of service or change in control, but in no event prior to 2008. Mr. Carges made this election with respect to grants totaling 49,063 shares to be exercised between 2009 and 2011 (13,433 shares in 2009, 17,183 shares in 2010 and 18,447 shares in 2011). Mr. Carges made his elections pursuant to a Stock Option Fixed Date Exercise Election Form, in substantially the form incorporated by reference herein as Exhibit 10.3 (with changes in the form to make the election effective December 31, 2007 and to delete the contingent election given that the options were determined to be discount stock options in connection with the Company’s stock option review).

Effective December 31, 2007, certain of the Company’s other Section 16 officers made similar elections with respect to stock options that were determined to be discount stock options in connection with the Company’s stock option review and which were granted to them prior to the time they became Section 16 officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	BEA Systems, Inc. Stock Option Exercise Price Increase Election Form (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 8, 2007, Commission File No. 000-22369)

10.2

BEA Systems, Inc. Stock Option Election Form for Individuals who Exercised Discount Options in 2006 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on

Form 8-K, filed on January 8, 2007, Commission File No. 000-22369)

10.3	BEA Systems, Inc. Stock Option Fixed Date Exercise Election Form (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on January 8, 2007, Commission File No. 000-22369)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: January 7, 2008	By:	/s/ Mark P. Dentinger
Mark P. Dentinger Executive Vice President and Chief Financial Officer